Exhibit 23.2
FROST & SULLIVAN 3601s-36O2 200031 Frost & Sullivan (Beijing) Inc. Shanghai Branch Co, 3601B-3602 The Center Partnering with clients to create innovative growth strategies 989 Chang Le Road Shanghai 200031 P.R. China Tel: + 8621 5407 5780/81/82 Fax: +8621 5407 5825 www.frost.com
BY FACSIMILE AND COURIER
Mindray Medical International Limited
Keji 12(th) Road South
Hi-tech Industrial Park, Nanshan
Shenzhen 518057
People’s Republic of China
RE: CONSENT OF FROST & SULLIVAN INTERNATIONAL
We understand that Mindray Medical International Limited (“Mindray”) plans to file an annual report on Form 20-F for the fiscal year ended December 31, 2006 with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein of our name and the data set forth under the captions “Market Data and Forecasts” and “Business overview” of our name and the data sourced from the publications of Frost & Sullivan International.

FROST & SULLIVAN

By:

/s/ Hou Xuchao

Name:	Hou Xuchao
Title:	Industry Manager
Date:	2007-6-11
Palo Alto     New York     San Antonio     Toronto     London     Oxford     Paris     Frankfurt     Buenos Aires      Mexico City
São Paulo     Mumbai     Chennal     Kuala Lumpur     Singapore     Tokyo     Seoul     Sydney     Beijing     Shanghai